Exhibit 10.1

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (this “Agreement”), dated as of November 20, 2007, between PHILIP KOWALCZYK (the “Executive”) and THE TALBOTS, INC., a Delaware corporation (together with it subsidiaries, the “Company”).
WITNESSETH
WHEREAS, the Executive has heretofore been employed by the Company as the President of its wholly owned subsidiary, The J. Jill Group, Inc. (“J. Jill”), pursuant to that certain employment agreement dated November 3, 2004, by and between the Company and the Executive, as amended by Amendment No. 1 to the Original Agreement dated May 3, 2006, by and between the Executive and the Company (as amended, the “Original Agreement”);
WHEREAS, the Company has promoted the Executive to the position of Chief Operating Officer of the Company and the Executive desires to serve in such position, on the terms and conditions provided below;
WHEREAS, this Agreement shall govern the employment relationship between Executive and the Company and supersedes all previous agreements and understandings with respect to such employment relationship, including without limitation the Original Agreement and the Term Sheet between the Company and the Executive dated October 4, 2007 (the “Term Sheet”);
NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and undertakings herein set forth, the parties hereto agree as follows:

1.  Engagement.  The Company hereby agrees to  employ the Executive, and the Executive hereby accepts such employment, as Chief Operating Officer (“COO”) of the Company, on the terms and conditions set forth herein, unless and until such employment hereunder shall have been terminated as provided in this Agreement.
2.  Title and Duties.  During his employment by the Company, the Executive shall render his services as COO of the Company, shall perform duties consistent with his title as the Company shall reasonably request, and shall devote his full business time and best efforts to his duties hereunder and the business and affairs of the Company (except during vacation periods and reasonable periods of illness or other incapacity).  The Executive also agrees to continue to serve as the President of J. Jill on an interim basis until his successor is appointed, or such other time as the Chief Executive Officer or the Company’s Board of Directors (the “Board”) may determine.  The Executive may from time to time engage in such other pursuits, including, without limitation personal legal and personal financial affairs as shall not materially interfere with the proper performance of his duties and obligations hereunder, provided the Executive may serve on the board of directors of a public or private “for profit” company with the prior written consent of the Board.
3.  Compensation.  As compensation for his services to the Company hereunder, the Company shall pay to the Executive the following:
(A)  Base Salary
(i)  Effective September 6, 2007, the Executive’s base salary shall be $725,000 per annum (“Base Salary”), payable in substantially equal installments, in accordance with the normal payroll practices of the Company.
(ii)  Base Salary may be increased during the term but may not be decreased, and the Board or the Compensation Committee of the Board (the “Compensation Committee”) shall consider, on an annual basis, the nature, extent and advisability, if any, of an increase in the Executive’s Base Salary.  Executive’s first eligibility for a salary increase will be scheduled for the first quarter of 2008.

(B)           Annual Incentive Bonus.  For each fiscal year of the Company that ends during the term, Executive will be eligible to participate in the Company’s annual incentive plan established and developed by the Compensation Committee, as it may then be in effect (the “AIP”). Executive’s target annual bonus opportunity (“Target Bonus”) shall be determined in accordance with the applicable bonus arrangement in place from time to time, provided that the Target Bonus shall be no less than 45% of Base Salary, and the Target Bonus may be increased but not decreased from time to time in the Compensation Committee’s sole discretion.
(C)    Special Inducement Award.  As a special inducement award, in consideration for Executive’s entering into this Agreement, the Executive shall be awarded a restricted stock award covering 53,476 shares of Common Stock of the Company, $0.01 par value per share (“Common Stock”) pursuant to and subject to the terms and conditions of a restricted stock award agreement, in the form of Exhibit A, to be executed by the Company and the Executive.  The restricted stock will vest in the following increments:  26,738 shares on October 4, 2008 and 26,738 shares on October 4, 2009.  Upon a termination of Executive’s employment without Cause (as defined in Section 6(C)) or due to his death or Disability (as defined in Section 6(A)) or upon a termination of employment by the Executive for Good Reason (as defined in Section 6(D)), or upon a Change-in-Control (as defined in Exhibit B), then all such unvested restricted stock shall vest in full, the restricted period as to such shares shall automatically expire and the Company waives any repurchase option as to such shares (all subject to the Company’s receipt from the Executive of a release of claims as referred to in Section 6(H) below), and upon a termination of Executive’s employment for Cause or termination by the Executive without Good Reason, any then unvested restricted stock shall be forfeited.

(D)  Executive Stock Based Incentive Plan.
(i)  General.  The Executive shall be eligible to receive such equity incentive compensation as may be awarded from time to time pursuant to the Company’s Executive Stock Based Incentive Plan as same may be amended or superseded from time to time (the Executive Stock Based Incentive Plan, as same may be amended or superseded from time to time, is hereinafter referred to as the “Equity Plan”).  All incentive awards granted to the Executive shall be subject to the terms of the Equity Plan.  The Company agrees that the terms of any grant of stock options the Compensation Committee makes to the Executive under the Plan shall provide that upon the termination of the Executive’s employment without Cause (as defined in Section 6(C)) or due to his Disability (as defined in Section 6(A)) or upon termination of employment by the Executive for Good Reason (as defined in Section 6(D)), the Executive’s right to exercise any then unexercised, vested stock options shall be a period of not less than three (3) years (and in the case of the Executive’s death, one year) from the date of such termination, but not beyond the expiration date of the options.
(ii)  Future Stock Option and Restricted Stock Awards.  The Executive understands and agrees that the number and timing of any future stock option and restricted stock awards to be granted to the Executive shall be subject to the Compensation Committee’s sole discretion.

4.  Benefits.  Subject to the provisions of this Agreement, the Company shall provide the following benefits to the Executive for services rendered during the Term of Employment:

(A)  Insurance and Retirement Benefits.  The Executive shall be entitled to such insurance benefits of the Company as may be in effect from time to time and generally available to employees at the senior executive level, including, but not limited to, disability insurance and business travel accident insurance.  The Executive shall also be entitled to participate in benefit programs provided by the Company, including, but not limited to, the retirement program, the supplemental retirement program, the R.S.V.P. 401(k) Savings Program and the supplemental R.S.V.P. 401(k) Savings Program as in effect from time to time.  The Executive’s participation in the programs referred to in this Section 4(A) shall be subject to the terms and conditions of the respective programs as they may be amended by the Company from time to time in its sole discretion.
(B)  Other Insurance and Welfare Benefits.  During the term, Executive will be eligible to participate, on terms which are generally available to the other senior executives of the Company and subject to the eligibility requirements of the applicable Company plans as in effect from time to time, in the Company’s deferred compensation, medical, dental, vacation, and life insurance programs, and other benefits generally available to the Company’s senior executives from time to time.
(C)  Automobile Program.  The Executive shall be entitled to participate in the Company’s Executive Automobile Program, pursuant to which the Company, at the Executive’s election, shall either: (i) provide the Executive with an automobile (which automobile shall be replaced every two (2) years) for his use with a value, when new, of up to $42,800 and shall reimburse the Executive for all costs and expenses associated with such automobile (including, but not limited to, automobile insurance, repairs, and gas), or (ii) provide the Executive with a monthly automobile allowance, which allowance shall be based upon the annualized imputed value of the automobile to which the Executive is entitled under such program.  The value of the automobile to which the Executive is entitled shall be subject to an annual review and may be increased at the discretion of the Compensation Committee, in accordance with the terms of the Company’s Executive Automobile Program; provided, however, the Executive shall be entitled to receive any benefit to which participants in the Company’s Executive Automobile Program may from time to time hereafter generally become entitled thereunder that is broader or greater than the benefits to which participants are currently generally entitled (e.g., an across-the-board increase in the value of automobiles received under such program).

(D)  Financial Counseling Program.  The Executive shall be entitled to participate in the Company’s Key Management Financial Counseling Program.  The Executive’s initial annual allowance shall be $3,500 per calendar year, which allowance shall be subject to periodic review by the Compensation Committee and may be increased at the discretion of the Board, in accordance with the terms of the Key Management Financial Counseling Program.
(E)  Vacation.  The Executive shall be entitled to an aggregate of not less than four (4) weeks of paid vacation in each full calendar-year during the Executive’s employment hereunder.
(F)  Employee Discount.  The Executive shall be entitled to receive the benefit of any Company Discount which may be in effect from time to time and is generally available to the employees of the Company.  The Company Discount currently is forty (40%) percent.
(G)  Perquisites.  Perquisites will not be grossed up for taxes.
5.  Expenses.  The Executive is authorized to incur and the Company shall either pay directly or reimburse the Executive for ordinary and reasonable expenses in connection with the performance of his duties hereunder, including, without limitation, expenses for (A) transportation, (B) business meals, (C) travel and lodging, and (D) similar items.  The Executive agrees to comply with the Company’s policies with respect to record keeping in connection with such expenses.

6.  Termination of Employment.
The employment of the Executive hereunder may be terminated by the Company at any time, subject to the Company providing the compensation and benefits in accordance with the terms of this Agreement.  The Executive acknowledges and agrees that Executive’s rights in the event of any termination or cessation of his employment with the Company at any time shall be governed solely and exclusively by the terms set forth in this Section 6, together with any rights expressly provided under Sections 3(C), 3(D), 7-9 and 13-18 of this Agreement.  Subject to the rights of the Company set forth in this Agreement (including Sections 11 and 12), a voluntary termination of employment by the Executive without Good Reason under Section 6(G) will not constitute a breach by the Executive of this Agreement.
(A)           Termination due to Death or Disability.  In the event of the Executive’s death, Executive's employment shall automatically cease and terminate as of the date of death.  If Executive becomes Disabled, the Company may terminate Executive's employment upon thirty (30) days written notice to Executive.  For purposes of this Agreement, the terms "Disabled" or "Disability" shall mean Executive's inability, because of physical or mental illness or injury, substantially to perform his duties hereunder as a result of physical incapacity for a continuous period of at least six (6) months.  Any dispute as to the Executive’s incapacitation shall be resolved by an independent physician selected by the Board and reasonably acceptable to the Executive or his legal representative, whose determination shall be final and binding upon both the Executive and the Company.  In the event of the termination of employment due to Executive's death or Disability, Executive or his estate or legal representatives shall be entitled to receive:

(i)           payment for all accrued but unpaid Base Salary as of the date of Executive's termination of employment;
(ii)           reimbursement for expenses incurred by the Executive pursuant to Section 4 (C), 4 (D) and 5 up to and including the date on which employment is terminated;
(iii)           any earned benefits to which the Executive may be entitled as of the date of termination pursuant to the terms of any compensation or benefit plans to the extent permitted by such plans (with the payments described in subsections (i) through (iii) above collectively called the “Accrued Payments”);
(iv)           any annual incentive bonus earned but not yet paid for any completed full fiscal year immediately preceding the employment termination date; and
(v)           if employment termination occurs prior to the end of any fiscal year, a pro rata annual incentive bonus for the fiscal year in which employment termination occurs (based on actual business days in such fiscal year prior to such employment termination, divided by the total annual business days) determined and paid based on actual performance achieved for such fiscal year against the performance goals for that fiscal year (provided that, if Executive’s own individual performance rating constitutes a separate component under the annual incentive plan, it will be deemed to have been achieved at a target individual performance rating).
 (B)                      Termination on or following Normal Retirement Date.  The employment of the Executive hereunder may be terminated by the Company or by the Executive on or after the Executive’s normal retirement date, which is age 65 (“Normal Retirement”).  In the event of termination of employment under this Section 6(B), Executive shall be entitled to receive:

(i)             the Accrued Payments;
(ii)            any annual incentive bonus earned but not yet paid for any completed full fiscal year immediately preceding the employment termination date; and
(iii)           if employment termination occurs prior to the end of any fiscal year, a pro rata annual incentive bonus for such fiscal year in which employment termination occurs (based on actual business days in such fiscal year prior to such employment termination, divided by the total annual business days) determined and paid based on actual performance achieved for such fiscal year against the performance goals for that fiscal year (provided that, if Executive’s own individual performance rating constitutes a separate component under the annual incentive plan, it will be deemed to have been achieved at a target individual performance rating).
(C)           Termination for Cause.  The Company may, by providing written notice to Executive, terminate Executive's employment for Cause.   The term "Cause" for purpose of this Agreement shall mean:
(i)             Executive's conviction of, or entrance of a plea of guilty or nolo contendere to, a felony under federal law or state law; or
(ii)            fraudulent conduct by Executive in connection with the business affairs of the Company; or
(iii)           theft, embezzlement, or other criminal misappropriation of funds by Executive (other than good faith expense account disputes or de minimis amounts); or
(iv)           Executive's willful refusal to materially perform his executive duties hereunder; or

(v)            Executive's willful misconduct, which has, or would have if generally known, a materially adverse effect on the business or reputation of the Company; or
(vi)           Executive's material breach of a covenant, representation, warranty or obligation of Executive under this Agreement.
For purposes of this Section 6(C), an act or failure to act shall be considered “willful” only if done or omitted to be done without a good faith reasonable belief that such act or failure to act was in the best interests of the Company.
Any determination of Cause by the Company will be made by a resolution approved by a majority of the members of the Board, provided that no such determination may be made until Executive has been given written notice detailing the specific event constituting such Cause and a period of thirty (30) days following receipt of such notice to cure such event (if susceptible to cure), and, if such event is not curable or is not cured, an opportunity to appear before the Board (with legal counsel if so requested in writing by Executive) to discuss the specific circumstances alleged to give rise to the Cause event. Subject to Executive's right to cure and/or appear before the Board, if Executive's employment is terminated for Cause, the termination shall take effect on the effective date of such termination as specified in the written notice of such termination delivered to Executive.
In the event of the termination of Executive's employment hereunder by the Company for Cause, then Executive shall be entitled to receive payment of the Accrued Payments.
If the Company attempts to terminate Executive's employment pursuant to this Section 6(C) and it is ultimately determined that the Company lacked Cause, the provisions of Section 6(D), Section 6(E) or Section 6(F) (as applicable) shall apply and Executive shall be entitled to receive the payments set forth under Section 6(D), Section 6(E) or Section 6(F) (as applicable).

(D)           Termination without Cause or for Good Reason prior to Change-in-Control through the end of Fiscal 2009. The Company may terminate Executive's employment hereunder without Cause at any time, by providing Executive 30 days’ written notice of such termination. Such notice shall specify the effective date of the termination of Executive's employment. The Executive may terminate his employment for Good Reason by providing 30 days’ prior written notice to the Company.  In the event of the termination of Executive's employment under this Section 6(D) without Cause or by the Executive for Good Reason, in each case from the date of this Agreement through the end of the Company’s fiscal year 2009 and in each case prior to, or more than 24 months following, a Change-in-Control (as defined in Exhibit B), then Executive shall be entitled to:
(i)             payment of the Accrued Payments;
(ii)            a separation allowance, payable in separate, equal installments in accordance with normal payroll practices over a 24 month period beginning immediately following the date of termination, in an aggregate amount equal to two (2) times the sum of (x) Executive’s then Base Salary and (y) the Executive’s then Target Bonus;
(iii)           any annual incentive bonus earned but not yet paid for any completed full fiscal year immediately preceding the employment termination date;
(iv)           if employment termination occurs prior to the end of any fiscal year, a pro rata annual incentive bonus for such fiscal year in which employment termination occurs (based on actual business days in such fiscal year prior to such employment termination, divided by the total annual business days) determined and paid based on actual performance achieved for such fiscal year against the performance goals for that fiscal year (provided that, if Executive’s own individual performance rating constitutes a separate component under the annual incentive plan, it will be deemed to have been achieved at a target individual performance rating); and

        (v)           the Company shall arrange for the Executive to continue to participate (through COBRA or otherwise), on substantially the same terms and conditions as in effect for the Executive (including any required contribution) immediately prior to such termination, in the medical, dental, disability and life insurance programs provided to the Executive pursuant to Section 4(A) and Section 4(B) hereof (the “Benefits Continuation”) until the earlier of (i) the end of the 24 month period beginning on the effective date of the termination of Executive’s employment hereunder, or (ii) such time as the Executive is eligible to be covered by comparable benefit(s) of a subsequent employer (determined on a benefit-by-benefit and coverage-by-coverage basis).  The Executive agrees to notify the Company promptly if and when he begins employment with another employer and if and when he becomes eligible to participate in any benefit or other welfare plans, programs or arrangements of another employer.
For purposes of this Agreement, the term "Good Reason" means, without Executive’s written consent:
(a)            a reduction by the Company in Executive's Base Salary or Target Bonus  as in effect from time to time (or its equivalent as reasonably determined by the Compensation Committee); or

(b)            a material reduction of Executive’s duties, other than during any period of illness or incapacity, such that Executive no longer has the title of, or serves or functions as, chief operating officer of the Company; provided that realignments in direct marketing functions will not constitute Good Reason; and provided further that neither a Change-in-Control nor a going private event will be an event which constitutes Good Reason or be considered a separate factor in determining whether any material reduction in duties constituting Good Reason under this subsection (b) has occurred; or
 (c)           the Company requiring Executive to be based at a location in excess of thirty-five (35) miles from the location of the Company's principal executive office  in Hingham, Massachusetts as of the effective date of this Agreement, except for required travel on Company business; or
(d)            the Company fails to obtain the written assumption of its obligations under this Agreement by a successor not later than the consummation of a merger, consolidation or sale of the Company; or
(e)            a material breach by the Company of its obligations under this Agreement, which, in each of subsections (a) through (e) above, is not remedied by the Company within 30 days of receipt of written notice of such event or breach delivered by Executive to the Company; provided, that the Executive may only exercise his right to terminate this Agreement for Good Reason within the 120 day period immediately following the occurrence of any of the events described in subsections (a) through (e) above.

(E)    Termination without Cause or for Good Reason prior to Change-in-Control beginning with Fiscal 2010. The Company may terminate Executive's employment hereunder without Cause at any time, by providing Executive 30 days’ written notice of such termination. Such notice shall specify the effective date of the termination of Executive's employment. The Executive may terminate his employment for Good Reason by providing 30 days’ prior written notice to the Company.  In the event of the termination of Executive's employment under this Section 6(E) without Cause or by the Executive for Good Reason, in each case beginning with the Company’s fiscal year 2010 and in each case prior to or more than 24 months following a Change-in-Control (as defined in Exhibit B), then Executive shall be entitled to:
(i)             payment of the Accrued Payments;
(ii)            a separation allowance, payable in lump sum within 30 days from the date of termination, equal to one and one-half times (1.5) times the sum of (x) Executive’s then Base Salary and (y) the annual cash AIP bonus paid to Executive for the last full fiscal year immediately prior to termination;
(iii)           any annual incentive bonus earned but not yet paid for any completed full fiscal year immediately preceding the employment termination date;
(iv)           if employment termination occurs prior to the end of any fiscal year, a pro rata annual incentive bonus for such fiscal year in which employment termination occurs (based on actual business days in such fiscal year prior to such employment termination, divided by the total annual business days) determined and paid based on actual performance achieved for such fiscal year against the performance goals for that fiscal year (provided that, if Executive’s own individual performance rating constitutes a separate component under the annual incentive plan, it will be deemed to have been achieved at a target individual performance rating).; and

(v)            Benefits Continuation until the earlier of 18 months after termination of employment or such time as Executive is eligible to be covered by comparable benefit(s) of a subsequent employer (determined on a benefit-by-benefit and coverage-by-coverage basis).  The Executive agrees to notify the Company promptly if and when he begins employment with another employer and if and when he becomes eligible to participate in any benefit or other welfare plans, programs or arrangements of another employer.
 (F)    Termination of Employment without Cause or for Good Reason following a Change-in-Control. If the Company terminates Executive’s employment without Cause or Executive terminates his employment for Good Reason by providing 30 days’ prior written notice to the Company, in each case within 24 months following a Change-in-Control (as defined in Exhibit B), the Company will provide to Executive:
        (i)             payment of the Accrued Payments;
(ii)            a lump sum separation allowance equal to two (2) times the sum of (x) Executive’s then Base Salary and (y) Executive’s then Target Bonus;
(iii)           any annual incentive bonus earned but not yet paid for any completed full fiscal year immediately preceding the employment termination date;
(iv)           if employment termination occurs prior to the end of any fiscal year, a pro rata annual incentive bonus for such fiscal year in which employment termination occurs (based on actual business days in such fiscal year prior to such employment termination, divided by the total annual business days) determined and paid based on actual performance achieved for such fiscal year against the performance goals for that fiscal year (provided that, if Executive’s own individual performance rating constitutes a separate component under the annual incentive plan, it will be deemed to have been achieved at a target individual performance rating); and

(v)           Benefits Continuation until the earlier of 24 months after termination of employment or such time as Executive is eligible to be covered by comparable benefit(s) of a subsequent employer (determined on a benefit-by-benefit and coverage-by-coverage basis).  The Executive agrees to notify the Company promptly if and when he begins employment with another employer and if and when he becomes eligible to participate in any benefit or other welfare plans, programs or arrangements of another employer.
Upon the occurrence of a Change-in-Control, all of Executive’s then outstanding stock options, stock appreciation rights, restricted stock and restricted stock unit awards (including the equity award referred to in Section 3(C) above) will vest in full.
(G)           Voluntary Termination by the Executive without Good Reason.  In the event Executive terminates his employment without Good Reason, he shall provide not less than 60 days’ prior written notice of such termination to the Company.  Upon such voluntary termination, the Executive will be entitled to the Accrued Payments.
(H)           Release of Claims as Condition.  The Company’s obligation to pay the separation allowance and provide all other benefits and rights (including equity vesting) referred to in this Section 6 (other than Accrued Payments) and in Section 3(C) above shall be conditioned upon the Executive having delivered to the Company an executed separation agreement and full and unconditional release (that is not subject to revocation) of claims against the Company, its parent entities,  affiliates, employee benefit plans and fiduciaries, officers, employees, directors, agents and representatives satisfactory in form and content to the Company’s counsel.

(I)           No Mitigation; No Offset.  In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned by Executive as a result of subsequent employment.  The Company’s payment obligations under this Section 6 shall not be subject to offset or recoupment, except as specifically provided in this Agreement (including Section 11(C)) and subject to the Executive’s satisfaction of his obligations under Section 6(H); and except that nothing herein shall affect the impact of any applicable law, including but not limited to Sarbanes-Oxley, which requires Executive to forfeit any compensation or benefits or to repay to the Company any compensation or benefits previously paid to him by the Company.
7.     Indemnification.
(A)  The Company shall indemnify, defend and hold the Executive harmless, to the maximum extent permitted by law, against all judgments, fines, amounts paid in settlement and all reasonable expenses, including attorneys’ fees incurred by the Executive, in connection with the defense of, or as a result of any action or proceeding (or any appeal from any action or proceeding) in which the Executive is made or is threatened to be made a party by reason of the fact that the Executive is or was an officer or director of the Company, regardless of whether such action or proceeding is one brought by or in the right of the Company, to procure a judgment in its favor (or other than by or in the right of the Company).  Each of the parties hereto shall give prompt notice to the other of any action or proceeding from which the Company is obligated to indemnify, defend and hold harmless the Executive of which it or he (as the case may be) gains knowledge.

(B)  The Company hereby represents and warrants that the Executive shall be covered and insured up to the maximum limits provided by all insurance which the Company then maintains to indemnify its directors and officers (and to indemnify the Company for any obligations which it incurs as a result of its undertaking to indemnify its officers and directors), subject to applicable deductibles and to the terms and conditions of such policies.
8.  Arbitration; Mediation.  Any dispute, controversy or claim between the parties hereto arising out of or relating to this Agreement either during or after the term hereof, shall be settled by arbitration conducted in the Commonwealth of Massachusetts, in accordance with the Commercial Rules of the American Arbitration Association then in force, provided, however, the Executive acknowledges that in the event of a violation of Sections 11 and 12 of this Agreement, the Company shall be entitled to obtain from a state or federal court in the Commonwealth of Massachusetts, temporary, preliminary or permanent injunctive relief (without the necessity of posting any bond or other security), which rights shall be in addition to any other rights or remedies to which it may be entitled.  Moreover, nothing in this provision prevents the Executive from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency relating to discrimination or bias (except that the Executive acknowledges that he may not recover any monetary benefits in connection with any such proceeding).  The decision of the arbitrator or arbitrators conducting any such arbitration proceedings shall be in writing, shall set forth the basis therefor and such arbitrator’s or arbitrators’ decision or award shall be final and binding upon the parties hereto.  The parties hereto shall abide by all awards rendered in such arbitration proceedings, and all such awards may be enforced and executed upon in any court having jurisdiction over the party against whom or which enforcement of such award is sought.  Notwithstanding the foregoing of this Section 8, each of the parties agrees that, prior to submitting a dispute under this Agreement to arbitration, the parties agree to submit, for a period of sixty (60) days, to voluntary mediation before a jointly selected neutral third party mediator under the auspices of JAMS, Boston, Massachusetts, Resolution Center (or any successor location), pursuant to the procedures of JAMS International Mediation Rules conducted in the Commonwealth of Massachusetts (however, such mediation or obligation to mediate shall not suspend or otherwise delay any termination or other action of the Company or affect the Company’s other rights).

      9.  Enforceability.  It is the intention of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each state and jurisdiction in which such enforcement is sought, but that the unenforceability (or the modification to conform with such laws or public policies) of any provisions hereof, shall not render unenforceable or impair the remainder of this Agreement.  Accordingly, if any provision of this Agreement shall be determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provisions and to alter the balance of this Agreement in order to render the same valid and enforceable to the fullest extent permissible.
10.  Assignment.  This Agreement is personal in nature to the Company and the rights and obligations of the Executive shall not be assigned or transferred by the Executive.  This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto, and their successors (including successors by merger, consolidation, sale or similar transactions, permitted assigns, executors, administrators, personal representatives, heirs and distributees).

11.  Non-Disclosure; Non-Solicitation; Cooperation.
(A)  The Executive shall not, at any time during or following the period of employment, disclose, use, transfer or sell, except in the course of such employment, any confidential information or proprietary data of the Company or its affiliates so long as such information or data remains confidential and has not been disclosed or is not otherwise in the public domain, except as required by law or pursuant to legal process or in connection with an administrative proceeding before a governmental agency.  The Company and the Executive agree that the Executive’s obligations under this Section 11(A) shall not apply if (1) any disclosure by the Executive is made with the express written permission of the Company; or (2) if the Executive can show by documentary evidence that he had knowledge of the confidential information, or it was in his possession, prior to disclosure by the Company, or that it was lawfully received by the Executive from a third party who is not or was not bound, at the time the information was conveyed, by any confidential relationship or obligation to the Company.
(B)  The Executive agrees that, for a period of eighteen (18) months after the termination or cessation of the Executive’s employment with the Company for any reason, the Executive will not:
(i) directly or indirectly solicit, attempt to hire, or hire any employee of the Company (or any person who may have been employed by the Company during the last year of the Executive’s employment with the Company), or assist in such hiring by any other person or business entity or encourage, induce or attempt to induce any such employee to terminate his or her employment with the Company; or
(ii) take action intended to encourage any vendor or supplier of the Company to cease to do business with the Company or materially reduce the amount of business the vendor or supplier does with the Company; or
(iii) materially disparage the Company.
(C)  In addition to all other rights and remedies of the Company under this Agreement or otherwise, upon breach of Section 11(B)(i) above and Section 12 below, the Company will have the right to terminate any severance payment and benefits under Section 6 above and will have the right to recover any severance payment and benefits previously paid under Section 6 above.

12.  Non-Competition Agreement.  The Executive agrees that throughout the term of his employment, and for a period of twelve (12) months after termination or cessation of employment for any reason, he will not work directly or indirectly in any capacity or perform any services anywhere in the world (including as an officer, director, employee, agent, advisor, in any consulting capacity or as an independent contractor) for Ann Taylor, Chico’s FAS, Coldwater Creek, Gap Inc., Liz Claiborne, Ralph Lauren or Sundance Catalog Company (or any of their affiliated brands, subsidiaries or successors).  The Executive acknowledges, with the advice of legal counsel, that he understands the foregoing provisions of this Section 12 and that these provisions are fair, reasonable, and necessary for the protection of the Company’s business.
13.  Taxes.
(A)  All payments to be made to and on behalf of the Executive under this Agreement will be subject to required withholding of federal, state and local income and employment taxes and to related reporting requirements.
(B)  Gross-Up Payment.  (i) In the event that any payment or benefit received or to be received by the Executive in connection with a Change-in-Control or the termination of the Executive’s employment, whether such payments or benefits are received pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, with any other person whose actions result in a Change-in-Control or with any person affiliated with the Company or such other persons (all such payments and benefits being hereinafter called “Total Payments”), would be subject (in whole or part), to the tax (the “Excise Tax”) imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the Company shall pay to the Executive such additional amounts (the “Gross-Up Payment”) as may be necessary to place the Executive in the same after-tax position (taking into account the fact that the Gross-Up Payment itself is or may be subject to federal, state and local income, employment and excise taxes) as if no portion of the Total Payments had been subject to the Excise Tax.  The amount of the Gross-Up Payment shall be calculated at the Company’s expense using the highest marginal tax rates, and shall be calculated by a “Big Four” accounting firm or nationally-recognized benefits consulting firm selected by the Company and reasonably acceptable to the Executive.  In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income, employment and excise tax imposed on the Gross-Up Payment being repaid by the Executive, to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state and local income, employment and excise tax deduction).  In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess)

at the time that the amount of such excess is finally determined.  The Executive (who shall immediately notify the Company of the commencement of any audit, administrative or judicial proceedings) and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.  The Executive will allow and hereby authorizes the Company to control any such audit, administrative or judicial proceedings on the Executive’s behalf.
(ii)  Notwithstanding any provision of this Agreement to the contrary, if but for this sentence, the Company would be obligated to make “parachute payments” to the Executive, whether under this Agreement, the terms of any stock-based compensation award or any other agreement, contract or arrangement, but the aggregate “present value” of all such parachute payments does not exceed the lesser of (i) (x) 1.10 multiplied by (y) three (3) times the Executive’s “base amount,” or (ii) $250,000 plus three (3) times the Executive’s “base amount,” then the payments and benefits to be paid or provided under this Agreement will be reduced to the minimum extent necessary (but in no event less than zero) so that no portion of the total payments or benefits due to the Executive on account of a Change-in-Control of the Company, determined after the reduction under this Agreement, constitutes an “excess parachute payment.”  For purposes of this Section 13(B)(ii), the terms “Change-in-Control,” “excess parachute payment,” “present value,” “parachute payment,” and “base amount” have the meanings assigned to them by Section 280G of the Code.  The determination of whether any reduction in such payments or benefits to be provided under this Agreement is required pursuant to the preceding sentence will be made, if requested by the Executive or the Company, at the expense of the Company by a “Big Four” accounting firm or nationally-recognized benefits consulting firm selected by the Company and reasonably acceptable to the Executive.  The fact that the Executive’s right to payments or benefits may be reduced by reason of the limitations contained in this Section 13(B)(ii) will not of itself limit or otherwise affect any other rights of the Executive other than pursuant to this Agreement.  In the event that any payment or benefit intended to be provided under this Agreement or otherwise is required to be reduced pursuant to this Section 13(B)(ii), the Executive will be entitled to designate the payments and/or benefits to be so reduced (whether under this Agreement or otherwise) in order to give effect to this Section 13(B)(ii).  The Company will provide the Executive with all information reasonably requested by the Executive to permit the Executive to make such designation.  In the event that the Executive fails to make such designation within ten (10) business days of the date of request by the Company, the Company may effect such reduction in any manner it deems appropriate.  If, despite a reduction in payments and/or benefits in accordance with this Section 13(B)(ii), the Executive is required to pay an Excise Tax, the Executive shall be paid a Gross-Up Payment in accordance with Section 13(B)(i), but shall not be entitled to any additional amounts relating to such reduction in payments and/or benefits, notwithstanding the failure of the reduction to achieve the goal of avoiding an Excise Tax liability.
14.  Term.  This Agreement shall commence as of October 4, 2007 and shall continue in effect until the last day of the Company’s fiscal year 2009 (the “Term of Employment”); provided, however, that commencing at the beginning of the Company’s fiscal year immediately thereafter and at the beginning of the Company’s fiscal year each year thereafter, the term of this Agreement shall automatically be extended for one additional year unless at least 6 months prior to such date, the Company or the Executive shall have given notice to the other party that this Agreement shall not be extended.  It is acknowledged and agreed by the parties hereto that if this Agreement is not renewed by the Company pursuant to this Section 14, and not as a result of Executive’s death, Disability, Normal Retirement or Cause pursuant to Section 6(A), 6(B) or 6(C), such non-renewal by the Company will be deemed a termination without Cause pursuant to Section 6(D), 6(E) or 6(F) (as applicable).   In the event that Executive’s employment with the Company ceases at the end of any term because Executive (not the Company) has given a non-renewal notice set forth in this Section 14, and not as a result of the occurrence of Normal Retirement or Good Reason pursuant to Section 6(B), 6(D), 6(E) or 6(F), then such termination of employment shall be treated as a voluntary termination by Executive without Good Reason.

15.  Special Rule for U.S. Income Tax Compliance.  Notwithstanding anything in this Agreement to the contrary, the parties hereto intend that this Agreement comply with Section 409A of the Code and all guidance or regulations thereunder (“Section 409A”), and this Agreement and the payment of any benefits hereunder shall be operated and administered accordingly.  Specifically, but not by limitation, the Executive agrees that if, at the time of termination of employment, the Company is considered to be publicly traded and he is considered to be a specified employee, as defined in Section 409A (and as determined as of December 31 preceding his termination of employment, unless his termination of employment occurs prior to April 30, in which case the determination shall be made as of the second preceding December 31), then some or all of such payments to be made hereunder as a result of his termination of employment shall be deferred for no more than six (6) months following such termination of employment, if and to the extent the delay in such payment is necessary in order to comply with the requirements of Section 409A of the Code, including the right to rely upon the exclusions for short term deferrals and separation pay upon an involuntary separation from service.  Upon expiration of such six (6) month period (or, if earlier, his death), any payments so withheld hereunder from the Executive hereunder shall be distributed to the Executive, with a payment of interest thereon credited at a rate of prime plus 1% (with such prime rate to be determined as of the actual payment date).
16.  Survival.  Anything in Section 6 hereof to the contrary notwithstanding, the provisions of Sections 7 through 17 shall survive the expiration or termination hereof, regardless of the reasons therefor.
17.  No Conflict.  The Executive and the Company each hereby represents and warrants to the other that the execution, delivery and performance of this Agreement by him or it (as the case may be) shall not violate any agreement or other obligation of any kind, written or oral, to which he or it (as the case may be) is subject.

18.  Miscellaneous.
(A)  Notices.  All notices hereunder shall be given in writing, clearly marked “Personal and Confidential,” by personal delivery (which shall include delivery by overnight couriers such as Federal Express), or prepaid registered or certified mail, return receipt requested, to the addresses of the proper parties as set forth below:
TO THE EXECUTIVE:
PHILIP KOWALCZYK
[Home Address]

TO THE COMPANY:

The Talbots, Inc.
One Talbots Drive
Hingham, MA 02043
Attn:  Senior Vice President/Human Resources

Copy to:

The Talbots, Inc.
211 South Ridge Street
Rye Brook, NY 10573
Attn:  General Counsel

Any notice given as set forth above will be deemed given on the business day sent when delivered by hand during normal business hours, on the business day after the business day sent if delivered by a nationally-recognized overnight courier, or on the third business day after the business day sent if delivered by registered or certified mail, return receipt requested.

(B)  Law Governing.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be wholly performed in that state without regard to its conflicts of laws provisions.
(C)  Headings.  The Section headings contained in this Agreement are for convenience of reference only and are not intended to determine, limit or describe the scope or intent of any provision of this Agreement.
(D)  Number and Gender.  Whenever in this Agreement the singular is used, it shall include the plural if the context so requires, and whenever the masculine gender is used in this Agreement, it shall be construed as if the masculine, feminine or neuter gender, respectively, has been used where the context so dictates, with the rest of the sentence being construed as if the grammatical and terminological changes thereby rendered necessary have been made.
(E)  Entire Agreement.  This Agreement contains the entire understanding between the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous understandings and agreements, written or oral, between and among them respecting such subject matter, including, without limitation, the Original Agreement and the Term Sheet.
(F)  Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but both of which taken together shall constitute one instrument.
(G)  Amendments.
This Agreement may not be amended except by a writing executed by each of the parties to this Agreement.
(H)  Expenses.  All reasonable legal fees and expenses incurred by the Executive in negotiating and entering into this Agreement, up to $20,000, will be paid by the Company.  All such fees and expenses will be paid by the Company within 30 days after the Company’s receipt of the invoices therefor.

(I)  No Waiver.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board.  No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

PHILIP KOWALCZYK	THE TALBOTS, INC.

/s/ Philip Kowalczyk	By:	/s/ John Fiske
Philip Kowalczyk	Name:	John Fiske III
	Title:	Senior Vice President, Human Resources

EXHIBIT A

THE TALBOTS, INC.

2003 EXECUTIVE STOCK BASED INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

November __, 2007

The Talbots, Inc.
One Talbots Drive
Hingham, Massachusetts 02043

The undersigned acknowledges receipt from The Talbots, Inc. (together with its subsidiaries, the “Company” or “Talbots”) of (i) this Restricted Stock Agreement providing the terms and conditions of a grant of restricted stock made on November __, 2007 under the 2003 Executive Stock Based Incentive Plan, as amended and restated (the “Plan”), and (ii) a copy of the Plan.

The restricted stock grant (the “Award”) is for 53,476 shares of Common Stock of the Company, $.01 par value (the “Restricted Stock”).

The amount of $534.76 in full payment of the purchase price for each share of Restricted Stock (being $.01 per share) has been paid by the Company on behalf of the undersigned, as additional compensation to the undersigned.

In consideration of the Company’s accepting this Agreement and delivering the shares of Restricted Stock provided for herein, the undersigned hereby agrees with the Company as follows:

1.	Restricted Period.

(a)
No Transfer of Shares.  During the period of time that any shares of Restricted Stock are unvested as set forth in paragraphs 1(b) below (the “Restricted Period”), such unvested shares shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution or as provided in this Agreement.

(b)
Vesting Period.  Except as otherwise provided below, the Restricted Stock subject to this Award shall vest as follows: (i) fifty percent (50%) on October 4, 2008 and (ii) fifty percent (50%) on October 4, 2009.

2.           The Company will have the option to repurchase the Restricted Stock that has not yet vested at a price of $.01 per share, which price may be amended from time to time by the Compensation Committee of the Company (the “Committee”) at its discretion.  Such option will be exercisable with respect to such unvested shares of Restricted Stock (i) if the undersigned’s continuous employment for the Company or an Affiliate (as such term is defined below) shall terminate for any reason, except solely by reason of a period of Related Employment (as such term is defined in the Plan), or except as otherwise provided in paragraphs 3(a), 3(b) and 3(c) hereof, prior to the expiration of the Restricted Period with respect to such unvested shares of Restricted Stock, and (ii) if, on or prior to the expiration of the Restricted Period with respect to such unvested shares of Restricted Stock or the earlier lapse of this repurchase option with respect to such unvested shares of Restricted Stock, the undersigned has not paid to the Company an amount equal to any federal, state, local or foreign income or other taxes which the Company determines is required to be withheld in respect of such shares.  At your election, the Committee hereby authorizes you to satisfy any such withholding tax obligation in whole or in part by the Company withholding, or your transferring to the Company, shares of Common Stock of the Company in satisfaction of any such obligations, determined using the fair market value of such shares at the time of such vesting.  Any such shares of Common Stock delivered to the Company in satisfaction of all or any portion of such withholding taxes shall be appropriately endorsed for transfer and assignment to the Company.  In all events, no share shall be issued until full payment therefor has been delivered to and received by the Company.  Pursuant to the foregoing, and consistent with SEC Rule 10b5-1, the Company is hereby instructed to withhold as of each vesting date of the Restricted Stock a sufficient number of shares of Restricted Stock so vesting to satisfy all federal, state, local and foreign income, employment and other taxes which the Company determines is required to be withheld in respect of such Restricted Stock then vesting, determined based on the fair market value (as determined under the Plan) as of such vesting date.

Any attempt by the undersigned to dispose of any unvested Restricted Stock in contravention of the foregoing repurchase option of the
Company shall be null and void and without effect.  If the Company’s repurchase option is not exercised by the Company with respect to any unvested shares of Restricted Stock within 120 days after the later of (i) the date the undersigned is finally removed from the payroll of the Company or its Affiliates or (ii) any later effective date of employment termination (in each case, including any period of challenge or appeal by the undersigned), such repurchase option shall terminate and be of no further force and effect.

For purposes of this Agreement, “Affiliates” means all direct or indirect subsidiaries of the Company, including without limitation The J. Jill Group, Inc., as well as any other entity which is now or may later be directly or indirectly controlled by the Company.

3.	Death or Disability; Termination without Cause or for Good Reason; Change in Control.

(a)
If the undersigned has been in continuous employment for the Company or an Affiliate since the date on which the Award was granted, and while in such employment, the undersigned dies, or his employment is terminated by reason of disability (as such term is defined in Paragraph 12 of the Plan), and any such event shall occur prior to the end of the Restricted Period with respect to any unvested Restricted Stock, the Committee shall immediately cancel the repurchase option described in paragraph 2 hereof and any and all other restrictions on the unvested Restricted Stock subject to the Award; and such shares shall no longer be subject to the restrictions under paragraph 2 hereof and shall be deemed vested.

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(b)
In the event that the undersigned’s employment is terminated without Cause (as defined below) by the Company or by an Affiliate, or in the event that the undersigned terminates his employment with the Company or an Affiliate for Good Reason (as defined below), in each case prior to the end of the Restricted Period, with respect to any unvested Restricted Stock, then (i) the Restricted Period shall be deemed to have expired on such date with respect to such unvested Restricted Stock, (ii) the Company agrees not to exercise any repurchase option described in paragraph 2 with respect to such unvested Restricted Stock and (iii) such shares shall therefore no longer be subject to the restrictions under paragraph 2 hereof and shall be deemed vested.

(c)
If a Change in Control Event (as such term is defined in the Plan) occurs prior to the end of the Restricted Period, with respect to any unvested Restricted Stock, then (i) the Restricted Period shall be deemed to have expired on such date with respect to such unvested Restricted Stock, (ii) the Company agrees not to exercise any repurchase option described in paragraph 2 with respect to such unvested Restricted Stock and (iii) such shares shall therefore no longer be subject to the restrictions under paragraph 2 hereof and shall be deemed vested.

(d)
For purposes of clarity, in the event that (i) the undersigned’s employment is terminated for Cause by the Company or by an Affiliate or (ii) the undersigned terminates his employment with the Company or an Affiliate without Good Reason, in each case prior to the end of the Restricted Period, then with respect to any then unvested Restricted Stock, the Company shall have the repurchase option described in paragraph 2 above.

“Termination without Cause,” “termination for Good Reason,” “termination for Cause” and “termination without Good Reason” shall have the meanings set forth in the amended Employment Agreement between you and the Company dated November __, 2007 (“Employment Agreement”).

4.	Issuance and Repurchase of Restricted Stock.

Each certificate for Restricted Stock issued pursuant to this Award shall be deposited by the undersigned with the Company, together with a stock power endorsed in blank, or shall be evidenced in such other manner permitted by applicable law as determined by the Committee in its discretion.  If the Company chooses to exercise its option to repurchase unvested Restricted Stock as described in paragraph 2 hereof, title to such shares shall be deemed transferred to the Company without further action by the undersigned.  Contemporaneously with such transfer of title to such shares, the Company shall pay to the undersigned, or in the event of his death, his personal representative, as the case may be, the $0.01 per share purchase price for such shares of repurchased Restricted Stock.

5.	Certificates.

(a)	The undersigned acknowledges that all certificates evidencing shares of Restricted Stock of the Company issued pursuant to this Award and this Agreement shall bear a restrictive legend as follows:

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“THE SHARES EVIDENCED BY THIS CERTIFICATE ARE PARTLY PAID AND ARE SUBJECT TO (i) RESTRICTIONS ON TRANSFER AND (ii) A REPURCHASE OPTION OF THE TALBOTS, INC.  UNDER CERTAIN CIRCUMSTANCES, PURSUANT TO THE PROVISIONS OF THE TALBOTS, INC. 2003 EXECUTIVE STOCK BASED INCENTIVE PLAN, AS AMENDED AND RESTATED, AND A RESTRICTED STOCK AGREEMENT DATED AS OF NOVEMBER  __, 2007 BY AND BETWEEN PHILIP H. KOWALCZYK AND THE TALBOTS, INC. THE PLAN AND THE AGREEMENT ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE TALBOTS, INC.”

(Place date stamp)

(b)
The undersigned acknowledges that the certificate evidencing the shares of Restricted Stock delivered pursuant to this Agreement may be issued in several denominations.  The date appearing immediately below the legend on each stock certificate will be the date on which shares represented by such certificate are scheduled to become free of the restrictions as set forth in paragraph 1(b) above, subject to all of the other terms and conditions of this Agreement.

6.           Restriction.

The undersigned understands that the Company has filed with the Securities and Exchange Commission a Form S-8 registration statement under the Securities Act of 1933 with respect to the Plan and the shares covered by this Agreement.  The undersigned understands that once shares have become free of restrictions, new certificates will be issued by the Company’s transfer agent not containing the legend provided for in paragraph 5 hereof, and that the undersigned will be free to sell the shares of Common Stock evidenced by such certificates not bearing such legend, subject to applicable requirements of federal and state securities laws and the requirements of this Agreement.  The undersigned agrees that any such sales will be effected by means of a broker’s transaction using the facilities of the stock exchange where the Common Stock is then listed.  The Company will endeavor to keep such registration statement effective to permit such sale, but in the event the Company notifies the undersigned that such registration statement is not then effective, the undersigned agrees to refrain from sales of shares of Common Stock until such time as the Company advises him that such registration statement has become effective.

7.           Rights with Respect to Shares.

The undersigned shall have, after issuance of a certificate for the number of shares of Restricted Stock awarded and prior to the expiration of any Restricted Period (or the earlier repurchase of unvested shares of Restricted Stock by the Company), the right to vote the same and to receive dividends or other distributions made or paid with respect to such Restricted Stock, subject, however, to the options, restrictions and limitations imposed thereon pursuant to this Agreement and the Plan.

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8.           Subject to Terms of the Plan.

This Agreement shall be subject in all respects to the terms and conditions of the Plan and in the event of any question or controversy relating to the terms of the Plan, the decision of the Committee shall be final and conclusive, except as expressly set forth in this Agreement or as expressly set forth in the Employment Agreement.

9.           Trading Black Out Periods.

By entering into this Agreement the undersigned expressly agrees that: (i) during all periods of employment of the undersigned with the Company or its Affiliates, or while the undersigned is otherwise maintained on the payroll of the Company or its Affiliates, the undersigned shall abide by all trading “black out” periods with respect to purchases or sales of the Company’s stock or exercises of stock options for the Company’s stock established from time to time by the Company (“Trading Black Out Periods”) and (ii) upon any cessation or termination of employment with the Company or its Affiliates for any reason, the undersigned agrees that for a period of six (6) months following the effective date of any termination of employment or, if later, for a period or six (6) months following the date as of which the undersigned is no longer on the payroll of the Company or its Affiliates, the undersigned shall continue to abide by all such Trading Black Out Periods established from time to time by the Company; provided that in no event shall the undersigned be prohibited from making a purchase or sale of the Company’s stock or exercising stock options for the Company’s stock if such sale, purchase or exercise is made pursuant to a written plan for trading securities within the meaning of Rule 10b5-1 under the Securities  Exchange Act of 1934, as amended (a “10b5-1 Trading Plan”), and such 10b5-1 Trading Plan is consistent with the Company’s insider trading policy and has been approved by the Company.

Executive:
PHILIP H. KOWALCZYK

Agreed:

THE TALBOTS, INC.

By:
John Fiske III Senior Vice President, Human Resources

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EXHIBIT B

For purposes of this Agreement, “Change in Control” shall mean (i) the acquisition (including as a result of a merger) by any “person” (as such term is used in Sections 3(a)(9), 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or persons “acting in concert” (which for purposes of this Agreement shall include two (2) or more persons voting together on a consistent basis pursuant to an agreement or understanding between them to act in concert and/or as a “group” within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company of any of its subsidiaries, and other than AEON (U.S.A.), Inc.  or any of its subsidiaries or “affiliates” (as such term is defined in Rule 12b-2 under the Exchange Act; (collectively, an “Acquiring Person”), of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 25 percent of the combined voting power of the then outstanding securities of the Company entitled to then vote generally in the election of directors of the Company, and no other stockholder is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of a percentage of such securities higher than that held by the Acquiring Person; or (ii) individuals, who, as of the effective date of this Agreement (the “Effective Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that any individual becoming a director subsequent to the Effective Date, whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding as a member of the Incumbent Board, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) and further excluding any individual who is an “affiliate”, “associate” (as such terms are defined in Rule 12b-2 under the Exchange Act) or designee of an Acquiring Person having or proposing to acquire beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 10 percent of the combined voting power of the then outstanding securities of the Company entitled to then vote generally in, the election of directors of the Company.